UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2006 (March 3, 2006)
Tri-Isthmus Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30326	77-0557617

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7855 Ivanhoe Avenue, Suite 200, La Jolla, California 92037-4508
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (858) 551-2920

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
     On March 3, 2006, the audit committee of the board of directors of Tri-Isthmus Group, Inc. (the “registrant”) approved the dismissal of Singer Lewak Greenbaum & Goldstein LLP as the registrant’s independent registered public accounting firm.
     Singer Lewak Greenbaum & Goldstein LLP did not make any report on the financial statements of the registrant for either of the past two years.
     During the fiscal years ended January 31, 2005 and 2006 and through March 3, 2006, there were no disagreements with Singer Lewak Greenbaum & Goldstein LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Singer Lewak Greenbaum & Goldstein LLP, would have caused it to make reference thereto in any report.
     During the fiscal years ended January 31, 2005 and 2006 and through March 3, 2006, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).
     The registrant requested that Singer Lewak Greenbaum & Goldstein LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter to the Securities and Exchange Commission is filed as Exhibit 16.1 to this Current Report on Form 8-K.
     On March 6, 2006, the registrant, engaged the firm of Mendoza Berger Company, L.L.P. as the registrant’s principal independent accountant to audit the registrant’s financial statements. The audit committee of the board of directors of the registrant approved the engagement of Mendoza Berger Company, L.L.P.
     Prior to the engagement of Mendoza Berger Company, L.L.P., neither the registrant nor any person on the registrant’s behalf consulted Mendoza Berger Company, L.L.P. regarding either (i) the application of accounting principles to a specified completed or proposed transaction or the type of audit opinion that might be rendered on the registrant’s financial statements, or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to such Item) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter from Singer Lewak Greenbaum & Goldstein LLP dated as of March 8, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-ISTHMUS GROUP, INC.

Date: March 8, 2006	By:	/s/ David Hirschhorn

Name: David Hirschhorn Title: Co-Chief Executive Officer